As filed with the Securities and Exchange Commission on January 24, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCAL BOUNTI CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0182	98-1584830
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

490 Foley Lane

Hamilton, MT 59840

(406) 361-3711

(Address, Including Zip Code, and Telephone Number, Including Area Code, of  Registrant’s Principal Executive Offices)

Local Bounti Corporation 2020 Equity Incentive Plan

Local Bounti Corporation 2021 Equity Incentive Plan

Local Bounti Corporation 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Craig Hurlbert Co-Chief Executive Officer	Travis Joyner Co-Chief Executive Officer
490 Foley Lane Hamilton, MT 59840 (406) 361-3711	490 Foley Lane Hamilton, MT 59840 (406) 361-3711

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of  Agent for Service)

Copies to:

Albert W. Vanderlaan, Esq. Orrick Herrington & Sutcliffe LLP	Kathleen Valiasek Chief Financial Officer
222 Berkeley Street Suite 2000 Boston, MA 02116 (617) 880-1800	Local Bounti Corporation 490 Foley Lane Hamilton, MT 59840 (406) 361-3711

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share
- To be issued under the Local Bounti Corporation 2021 Equity Incentive Plan	15,535,724 (2)	$4.86 (3)	$75,503,618.64 (3)	$6,999.19 (3)
- To be issued under the Local Bounti Corporation 2021 Employee Stock Purchase Plan	1,294,492(4)	$4.86 (3)	$6,291,231.12 (3)	$583.20 (3)
- Issued under the Local Bounti Corporation 2020 Equity Incentive Plan	2,398,274 (5)	$4.86 (3)	$11,655,611.64 (3)	$1,080.48 (3)
TOTAL	19,228,490	N/A	$93,450,461.40	$8,662.87

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares or underlying securities, as applicable, of Common Stock of Local Bounti Corporation (the “Registrant”) that become issuable (a) under (i) the Local Bounti Corporation 2021 Equity Incentive Plan (the “2021 Plan”), (ii) the Local Bounti Corporation 2021 Employee Stock Purchase Plan (the “ESPP”) and (iii) the Local Bounti Corporation 2020 Equity Incentive Plan (the “2020 Plan”), and (b) in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Represents shares of Common Stock reserved and available for issuance pursuant to future awards under the 2021 Plan.
(3)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of computing the amount of the registration fee and is equal to $4.86, the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange (“NYSE”) on January 21, 2022.

(4)	Represents shares of Common Stock reserved and available for issuance pursuant to future awards under the ESPP.
(5)	Represents shares of Common Stock reserved for issuance pursuant to outstanding awards under the 2020 Plan.

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) of the Registrant includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This Reoffer Prospectus may be used for reofferings and resales of shares of Common Stock that may be deemed to be “restricted securities” under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder that were issued to the selling securityholders identified in the Reoffer Prospectus (the “Selling Securityholders”). The shares of Common Stock included in the Reoffer Prospectus were issued to the Selling Securityholders in respect of awards that were issued to the selling securityholders as employees or directors of Local Bounti Corporation, a Delaware Corporation (“Legacy Local Bounti”), prior to the Business Combination (as described in the Reoffer Prospectus). The inclusion of such shares herein does not necessarily represent a present intention to sell any or all such shares of Common Stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plans covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Local Bounti Corporation

9,393,585 Shares of Common Stock

This reoffer prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 9,393,585 shares of Common Stock, par value $0.0001 per share (the “Common Stock”) of Local Bounti Corporation (unless otherwise indicated or the context otherwise requires, the “Company,” “Local Bounti,” “we,” “our” or “us”), a Delaware corporation. This prospectus covers 9,393,585 shares of Common Stock that have been or will be issued to each Selling Securityholder under an award agreement between the Company and the Selling Securityholder. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders pursuant to this prospectus. The Selling Securityholders are “affiliates” of our company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) or are non-affiliates of our company who hold shares of Common Stock, which were issued pursuant to awards granted under a stock plan of Local Bounti following the business combination between Local Bounti and Legacy Local Bounti (the “Business Combination,” and the closing thereof, the “Closing”) (as discussed in more detail below).

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Securityholders may offer the shares for sale, and certain Selling Securityholders have entered into lock-up agreements described herein. The Selling Securityholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 12 for more information about how the Selling Securityholders may sell or dispose of the shares of Common Stock covered by this prospectus.

The shares of Common Stock that have been or will be issued pursuant to awards granted to the Selling Securityholders are or would be “restricted securities” within the meaning of Rule 144 under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares under the Securities Act to allow for future sales by Selling Securityholders on a continuous or delayed basis to the public without restriction.

Our Common Stock is listed on the NYSE under the symbol “LOCL”. On January 21, 2022, the last reported sale price of our Common Stock was $4.79 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors ” section on page 8 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 24, 2022.

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or any accompanying prospectus supplement that we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding the benefits of the Business Combination, future financial performance, business strategies, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects” or the negative version of these words or other comparable words or phrases, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

Local Bounti is an early stage company with a history of losses and expects to incur significant expenses and continuing losses for the foreseeable future. Local Bounti has only recently started to generate revenue and its ability to continue to generate revenue is uncertain given Local Bounti’s limited operating history. Local Bounti may never achieve or sustain profitability. Local Bounti’s business could be adversely affected if it fails to effectively manage its future growth;

•

Local Bounti will require additional financing to achieve its goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, may force Local Bounti to delay, limit, reduce or terminate its operations and future growth.

•	Local Bounti currently relies on a single facility for all its operations.

•	Local Bounti’s first facility has been in operation at commercial capacity for less than 18 months, which makes it difficult to forecast future results of operations.

•

Local Bounti’s operating results forecast rely in large part upon assumptions and analyses developed by Local Bounti. If these assumptions and analyses prove to be incorrect, Local Bounti’s actual operating results may suffer.

•

The build-out of new facilities will require significant expenditures for capital improvements and operating expenses and may be subject to delays in construction and unexpected costs due to governmental approvals and permitting requirements, reliance on third parties for construction, delays relating to material delivery and supply chains, and fluctuating material prices.

•

Local Bounti’s ability to decrease its cost of goods sold over time is dependent on its ability to scale its operations and Local Bounti may not be able to achieve such decreases due to factors outside of its control such as inflation or global supply chain interruptions.

•	Any damage to or problems with Local Bounti’s CEA facilities could severely impact Local Bounti’s operations and financial condition.

•

Local Bounti depends on employing a skilled local labor force, and failure to attract and retain qualified employees could negatively impact its business, results of operations and financial condition.

•	If Local Bounti fails to develop and maintain its brand, its business could suffer.

•

Local Bounti’s estimates of market opportunity and forecasts of market growth may prove to be inaccurate, and even if the market in which it competes achieves the forecasted growth, Local Bounti’s business could fail to grow at similar rates, if at all.

•	The effects of COVID-19 and other potential future public health crises, epidemics, pandemics or similar events on Local Bounti’s business, operating results and cash flows are uncertain.

•	If Local Bounti cannot maintain its company culture or focus on its vision as it grows, Local Bounti’s business and competitive position may be harmed.

•	Local Bounti may be unable to successfully execute on its growth strategy.

•	Local Bounti’s operating costs to grow and sell its products may be higher than expected, which could impact its results and financial condition.

•	If Local Bounti’s estimates or judgments relating to its critical accounting policies prove to be incorrect, its results of operations could be adversely affected.

•	Local Bounti will incur increased costs as a result of operating as a public company, and its management will devote substantial time to new compliance initiatives.

•	Local Bounti’s ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the business combination or other ownership changes.

•	Local Bounti faces risks inherent in the CEA business, including the risks of diseases and pests.

•	Local Bounti may not be able to compete successfully in the highly competitive natural food market.

•

Local Bounti’s ability to generate and grow revenue is dependent on its ability to increase the yield in each of the anticipated product lines it intends to grow. If Local Bounti is unable to increase the yield in each or most of these product lines, Local Bounti’s projection may not be achieved on currently anticipated timelines or at all.

•	Local Bounti may need to defend itself against intellectual property infringement claims, which may be time-consuming and could cause Local Bounti to incur substantial costs.

•	The loss of any registered trademark or other intellectual property could enable other companies to compete more effectively with Local Bounti.

•	Local Bounti relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to effectively operate its business.

•

Local Bounti could be adversely affected by a change in consumer preferences, perception and spending habits in the food industry, and failure to develop and expand its product offerings or gain market acceptance of its products could have a negative effect on Local Bounti’s business.

•	Demand for lettuce, cilantro, basil and other greens and herbs is subject to seasonal fluctuations and may adversely impact Local Bounti’s results of operations in certain quarters.

•

Local Bounti has entered into agreements on September 3, 2021 for a term loan facility with Cargill Financial Services Inc. (“Cargill Financial”), one of its existing lenders and an investor in the PIPE Financing, for a $200 million term loan credit facility. The credit facility is secured by all of the Company’s assets, including its intellectual property. Additionally, the definitive documentation states that if there is an occurrence of an uncured event of default, Cargill Financial will be able to foreclose on all Local Bounti assets, and securities in the Company could be rendered worthless.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements.

The Company

Local Bounti was founded in August 2018 and is headquartered in Hamilton, Montana. Local Bounti is a producer of sustainably grown living lettuce, herbs and loose leaf lettuce. Local Bounti’s vision is to deliver the freshest, locally grown produce over the fewest food miles possible. Local Bounti is a CEA company that utilizes patent pending Stack & Flow TechnologyTM, which is a hybrid of vertical farming and hydroponic greenhouse farming, to grow healthy food sustainably and affordably. Through its CEA process, it is the Company’s goal to produce its products in an environmentally sustainable manner that will increase harvest efficiency, limit water usage and reduce the carbon footprint of the production and distribution process. The environmental greenhouse conditions help to ensure nutritional value and taste, and the products are non-GMO and pesticide and herbicide free. The Company’s products use 90% less water and 90% less land than conventional agriculture to produce. The Company’s first CEA facility in Hamilton, Montana (the “Montana Facility”) commenced construction in 2019 and reached full commercial operation by the second half of 2020.

Corporate Information

We were incorporated on January 8, 2021 as a Cayman Islands exempted company under the name Leo Holdings III Corp for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On March 2, 2021, Leo completed its initial public offering. On November 19, 2021, Leo consummated the Business Combination with Local Bounti pursuant to the Business Combination Agreement. In connection with the Business Combination, Leo changed its name to Local Bounti Corporation.

Our principal executive offices are located at 490 Foley Lane, Hamilton, MT 59840. Our telephone number is (406) 361-3711. Our website address is https://www.localbounti.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Local Bounti, the Local Bounti logo, “Local BountiTM,” “Stack & Flow TechnologyTM,” “Farm of the FutureTM”

and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Local Bounti. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

Emerging Growth Company

As a company with less than $1.07 billion in revenues during our last completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These reduced reporting requirements include:

•	an exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;

•

an exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure about our executive compensation arrangements; and

•	an exemption from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangements.

We may choose to take advantage of some, but not all, of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock. Further, pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make our Common Stock less attractive to investors.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following February 25, 2026, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

About This Offering

This reoffer prospectus relates to the public offering, which is not being underwritten, by the Selling Securityholders listed in this prospectus, of up to 9,393,585 shares of our Common Stock, that have been or will be issued to each Selling Securityholder under an award agreement between the Company and the Selling Securityholder.

The Selling Securityholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will receive none of the proceeds from the sale of the shares by the Selling Securityholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Securityholders will be borne by them.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

Our principal executive offices are located at 490 Foley Lane, Hamilton, Montana 59840. Our telephone number is (406) 361-3711. Our website address is www.localbounti.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Local Bounti, the Local Bounti logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Local Bounti. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in our Current Report on Form 8-K, initially filed with the Commission on November 24, 2021 (the “Closing 8-K”), and under “Risk Factors” in Item 1A of each subsequently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our Common Stock. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

DETERMINATION OF OFFERING PRICE

The Selling Securityholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of Common Stock offered hereby are being registered for the account of the Selling Securityholders named in this prospectus. All proceeds from the sales of the Common Stock will go to the Selling Securityholders and we will not receive any proceeds from the resale of the Common Stock by the Selling Securityholders.

SELLING SECURITYHOLDERS

The following table sets forth information with respect to the Selling Securityholders and the shares of our Common Stock beneficially owned by the Selling Securityholders as of January 24, 2022 and the percentage of beneficial ownership is calculated based on 86,347,150 shares of Common Stock. The Selling Securityholders may offer all, some or none of the shares of Common Stock covered by this prospectus. The Selling Securityholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Securityholders upon termination of this offering because the Selling Securityholders may offer some or all of their Common Stock under the offering contemplated by this prospectus or acquire additional shares of Common Stock. We cannot advise you as to whether the Selling Securityholders will, in fact, sell any or all of such shares of Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Shares of Common Stock that may be acquired by an individual or group pursuant to the exercise of options or warrants or settlement of restricted stock units that are currently exercisable or may become exercisable or settleable are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is c/o Local Bounti Corporation, 490 Foley Lane, Hamilton, Montana 59840 and to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Name of Selling Securityholder	Common Stock Beneficially Owned Prior to the Resale(1)	Common Stock Offered for Resale(1)	Common Stock Beneficially Owned After Completion of the Resale(1)	% of Common Stock Beneficially Owned After Completion of the Resale
Craig M. Hurlbert(2)	20,050,337	2,000,000	18,050,337	20.9%
Travis C. Joyner(3)	18,148,881	2,000,000	16,148,881	18.7%
Pamela Brewster(4)	1,576,961	49,697	1,527,264	1.8%
Mark J. Nelson(5)	190,147	142,492	47,655	*
Kathleen Valiasek(6)	3,015,746.025	1,944,522	1,071,224.025	1.2%
Mark McKinney(7)	1,546,455	1,500,000	46,455	*
Gary Hilberg(8)	1,007,654	699,090	308,564	*
Named Selling Stockholders(9)	1,054,062	1,054,062	—	*
Unnamed Selling Stockholders(10)	3,722	3,722	—	*

*	Less than one percent.
(1)

The numbers of shares of Common Stock reflect all shares of Common Stock acquired or issuable to a person pursuant to applicable grants previously made irrespective of whether such grants are exercisable, vested or convertible as of the date this prospectus.

(2)

Consists of (i) 17,938,230 shares held by Wheat Wind Farms, LLC, which is controlled by Mr. Hurlbert, (ii) 112,107 shares held by Mr. Hurlbert individually and (iii) 2,000,000 restricted stock units (“RSUs”) registered for resale hereunder.

(3)

Consists of (i) 16,106,907 shares held by McLeod Management Co., LLC, which is controlled by Mr. Joyner, (ii) 41,974 shares held by Mr. Joyner individually and (iii) 2,000,000 RSUs registered for resale hereunder.

(4)	Consists of (i) 1,527,264 shares and (ii) 49,697 RSUs registered for resale hereunder.

(5)	Consists of (i) 47,655 shares and (ii) 142,492 RSUs registered for resale hereunder.
(6)	Consists of (i) 1,071,224.025 shares and (ii) 1,944,522 RSUs registered for resale hereunder.
(7)	Consists of (i) 46,455 shares and (ii) 1,500,000 RSUs registered for resale hereunder.
(8)	Consists of (i) 308,564 shares and (ii) 699,090 RSUs registered for resale hereunder.
(9)

Includes the following 58 named non-affiliate persons, each of whom holds at least 1,000 RSUs: Robert William Blaney, James Michael Schaal, Clarence E Foster, Daniel Lawrence Martinelli, Meaghan Rose McGrath, Spotlight Systems, Aaron Mark Sumption, Alberto Aceves, Andrew J Barao, Abelardo Jaime, Robert W Osgood, Erica Baumgarten, Jennifer Jo Curiak, Alex Francis, Mitchell D Kirby, Jacob R Linville, Thomas Carl Tillman, Bo Jacob Gustaffson, Kara Michelle Bailey, Shalene Irene Chavez, Jonathan David Russell, Nereida Elana Santana, Paul J McBride, Drew S Myers, Sheryl Belford, Michael L Clary, Ian C Patric, Jesus Guillermo Hernandez Sandoval, Seth David Swanson, Caroline Michelle Cook Watt, Bobby Hobbs, Aaron Crawford, Brian Beh, Laura Hann, Vaibhav Rashmin Joshi, Timothy Rybiski, Jean Yost, Dustin Charles Kelly, Bob McCambridge, Morris Isaacson, Bryan Baduy Nguyen, Olivia B Andoe, Michael Delpup, Ari D Horowitz, Elizabeth Susan Chase, William Bolotin, Madysson R Goodman, Trenton Alexander Gray, Brianna F Hurst-Sanders, Henry S Jackson, Angelo S Laforge, Vaneeta Rattan, Jorge G Polanco Rodriguez, Jose Sanchez, Tami S Sanchez, Taylor A Wood, Ryan Hilberg, Doron Stern. Each of these persons is a current employee, contractor or consultant of the Company.

(10)

Includes seven unnamed non-affiliate persons, each of whom holds less than 1,000 RSUs and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our Common Stock. Each of these persons is a current employee, contractor or consultant of the Company.

Listing of Securities

Our Common Stock is currently listed on NYSE under the symbol “LOCL.” Our public warrants are currently listed on NYSE under the symbol “LOCL WS.”

Other Material Relationships with the Selling Securityholders

Employment Relationships

Local Bounti’s executive and director compensation policies, as described in the Closing 8-K under the heading “Directors and Executive Officers” is incorporated herein by reference.

Indemnification Agreement and Directors’ and Officers’ Liability Insurance

The Certificate of Incorporation contains provisions limiting the liability of directors, and the Bylaws provide that Local Bounti will indemnify each of its directors to the fullest extent permitted under Delaware law. Our charter documents also provide the Board with discretion to indemnify officers and employees when determined appropriate by the Board.

Local Bounti has entered into indemnification agreements with each of its directors, officers and certain other key employees. The indemnification agreements provide that Local Bounti will indemnify each of its directors, executive officers and other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of Local Bounti’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law and our charter documents. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, Local Bounti will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Lock-Up Agreements

In connection with the Closing, Legacy Local Bounti securityholders entered into agreements (the “Lock-Up Agreements”) pursuant to which they have agreed, subject to certain customary exceptions, not to (a) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, any shares of Common Stock held by them immediately after the Closing, including any shares issuable upon the exercise of options to purchase shares of Common Stock held by them immediately after the Closing (“Lock-Up Shares”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) (the actions specified in clauses (a) through (c), collectively, “Transfer”) for 180 days after November 19, 2021.

Pursuant to the A&R Registration Rights Agreement and, subject to certain exceptions, the Sponsor (and its permitted transferees) are contractually restricted from selling or transferring any of their shares of common stock (not including any PIPE Shares issued in the PIPE Financing) (the “Sponsor Lock-up Shares”). Such restrictions began at Closing and end on the earlier of (i) one year after the November 19, 2021 and (ii) the earlier to occur of, subsequent to the Closing date, (x) the first date on which the last reported sale price of the Common Stock equals or exceeds $12.00 per share (as equitably adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing and (y) the date on which there is consummated a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Additionally, our bylaws include transfer restrictions on our securities issued to Legacy Local Bounti stockholders in connection with the Business Combination for a period of six months after the Closing.

PLAN OF DISTRIBUTION

The Selling Securityholders may offer and sell, from time to time, their respective shares of Common Stock covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of our Common Stock or interests in our Common Stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer, distribute or otherwise dispose of certain of their shares of Common Stock or interests in our Common Stock on any stock exchange, market or trading facility on which shares of our Common Stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement.

The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the shares of Common Stock which are being offered under the registration statement of which this prospectus forms a part will be passed upon for the Company by Orrick, Herrington & Sutcliffe LLP.

EXPERTS

The consolidated financial statements of Local Bounti Corporation as of and for the years ended December 31, 2020 and 2019 incorporated by reference in this prospectus have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Leo Holdings III Corp as of January 18, 2021 and for the period from January 8, 2021 (inception) through January 18, 2021 incorporated by reference in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at www.sec.gov.

Our website address is www.localbounti.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D/G with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•

our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, June 30, 2021 and March 31, 2021, filed with the SEC on November  12, 2021, August 16, 2021 and June 10, 2021, respectively, and on Form 10-Q/A for the quarter ended September 30, 2021, filed with the SEC on December  8, 2021;

•

our Current Reports on Form 8-K filed  March 2, 2021, March  9, 2021, June 1, 2021, June  21, 2021, November 5, 2021, November 10, 2021, November 17, 2021, November  22, 2021, November 24, 2021 and December 7, 2021, and on Form 8-K/A filed November 24, 2021 (excluding “furnished” and not “filed” information);

•	our Proxy Statement/Prospectus with respect to the Business Combination filed with the SEC on October 20, 2021; and

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on February 25, 2021, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

490 Foley Lane

Hamilton, MT 59840

(406) 361-3711

9,393,585 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

JANUARY 24, 2022

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•

our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, June 30, 2021 and March 31, 2021, filed with the SEC on November  12, 2021, August 16, 2021 and June 10, 2021, respectively, and on Form 10-Q/A for the quarter ended September 30, 2021, filed with the SEC on December  8, 2021;

•

our Current Reports on Form 8-K filed  March 2, 2021, March  9, 2021, June 1, 2021, June  21, 2021, November 5, 2021, November 10, 2021, November 17, 2021, November  22, 2021, November 24, 2021 and December 7, 2021, and on Form 8-K/A filed November 24, 2021 (excluding “furnished” and not “filed” information);

•	our Proxy Statement/Prospectus with respect to the Business Combination filed with the SEC on October 20, 2021; and

•

the description of our Class  A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on February 25, 2021, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to specific sections of such statements as set forth therein.

Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the issuance of the shares of Common Stock is being passed upon for the Registrant by Orrick, Herrington & Sutcliffe LLP. A copy of this opinion is attached as Exhibit 5.1 to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s certificate of incorporation and bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.

Any underwriting agreement or distribution agreement that the Registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the Registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

The Registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant.

See also the undertakings set out in response to Item 9 hereof.

Item 7. Exemption from Registration Claimed.

The shares being reoffered and resold pursuant to the Reoffer Prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Rule 701 promulgated thereunder, as transactions by an issuer not involving a public offering or pursuant to a written compensatory benefit plan.

Item 8. Exhibits

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Title	Form	File No.	Exhibit	Date
5.1	Opinion and Consent of Orrick, Herrington & Sutcliffe LLP					X
23.1	Consent of WithumSmith+Brown, PC					X
23.2	Consent of RSM US LLP					X
23.3	Consent of Consent of Orrick, Herrington & Sutcliffe LLP (filed as part of Exhibit 5.1)					X
24.1	Power of Attorney (filed as part of signature page hereto)					X
99.1	Local Bounti Corporation 2021 Equity Incentive Plan (and related forms of award agreements)	8-K	001-40125	10.7	November 24, 2021
99.2	Local Bounti Corporation 2021 Employee Stock Purchase Plan	8-K	001-40125	10.8	November 24, 2021

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, State of Montana.

Date: January 24, 2022	Local Bounti Corporation

	By:	/s/ Craig M. Hurlbert
	Name:	Craig M. Hurlbert
	Title:	Co-Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Craig M. Hurlbert, Dan Martinelli and Kathleen Valiasek, and each of them, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on January 24, 2022.

Signature	Title

/s/ Craig M. Hurlbert Craig M. Hurlbert	Chief Executive Officer, Director and Chairperson (Principal Executive Officer)

/s/ Kathleen Valiasek Kathleen Valiasek	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Travis Joyner Travis Joyner	Co-Chief Executive Officer and Director

/s/ Pamela Brewster Pamela Brewster	Director

/s/ Matthew Nordby Matthew Nordby	Director

/s/ Mark J. Nelson Mark J. Nelson	Director

/s/ Edward C. Forst Edward C. Forst	Director